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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: FEBRUARY 24, 2004

                               AMBIENT CORPORATION
             (Exact name of registrant as specified in its charter)



DELAWARE                            0-23723                 98-0166007
(State or Other Jurisdiction        Commission File         IRS Employer
of Incorporation)                   Number)                 Identification No.)


                  79 CHAPEL STREET, NEWTON, MASSACHUSETTS 02458
                    (Address of Principal Executive Offices)

                                  617-332-0004
              (Registrant's Telephone Number, including Area Code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURES

        Ambient Corporation (hereinafter, "Ambient" or the "Company") announced that EarthLink, Inc. ("EarthLink""), a leading national Internet service provider, has joined the Company's advisory board.

        In addition, EarthLink completed an investment in the Company of $500,000, pursuant to which it purchased (i) 2,083,333 shares of the Company's common stock, par value $00.1 (the "Common Stock") and (ii) the Company's three-year 6% Convertible Debenture in the principal amount of $250,000 (the "Debenture"), convertible into shares of the Company's Common Stock at a per share conversion price of $0.12. Under certain conditions, the Company can require a mandatory conversion of the Debenture. In connection with the purchase of these securities, the Company issued to EarthLink a three-year warrant to purchase up to 2,083,333 shares of the Company's Common Stock at a per share exercise price of $0.25 (the "Warrants"); provided that the exercise period may be reduced under certain conditions.

        A copy of the Company's press release is attached to this Current Report on Form 8-K and is incorporated herein by this reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        99.1 Ambient Corporation Press Release issued February 20, 2004

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATE: FEBRUARY 24, 2004                        AMBIENT CORPORATION

                                               BY: /S/ JOHN J. JOYCE,

                                               JOHN J. JOYCE,
                                               CHIEF EXECUTIVE OFFICER